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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                  JUNE 29, 2004
                ------------------------------------------------
                Date of Report (Date of earliest event reported)

                               -------------------

                                  IBASIS, INC.
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

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
              DELAWARE                             0-27127                            04-3332534
------------------------------------- ----------------------------------- -----------------------------------
  (State or Other Jurisdiction of                (Commission                        (IRS Employer
           Incorporation)                        File Number)                    Identification No.)
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                     20 SECOND AVENUE, BURLINGTON, MA 01803
            ---------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


                                 (781) 505-7500
              (Registrant's telephone number, including area code)


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                                                                    Page 2 of 4


ITEM 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE.

On June 18, 2004, iBasis, Inc., a Delaware corporation (the "Company"), closed its registered exchange offer (the "Exchange Offer"), pursuant to which $37.3 million aggregate principal amount of the Company's 5 3/4% Convertible Subordinated Notes due in March 2005 (the "Existing Notes"), representing approximately 98% of the amount of its outstanding Existing Notes, were tendered for the same principal amount of new 6 3/4% Convertible Subordinated Notes due in June 2009 (the "New Subordinated Notes"). The New Subordinated Notes are convertible into shares of the Company's common stock, $0.001 par value per share ("Common Stock"), at $1.85 per share. Approximately $0.9 million aggregate principal amount of the Existing Notes remains outstanding.

Simultaneously with the closing of the Exchange Offer, the Company closed its repurchase of all $25.2 million aggregate principal amount of its outstanding
11 1/2% Senior Secured Notes due in January 2005 (the "Existing Senior Notes"), pursuant to a note repurchase, exchange and termination agreement by and among the Company and the holders of the Existing Senior Notes. The Company prepaid the aggregate principal amount of the Existing Senior Notes plus accrued but unpaid interest in exchange for (i) cash of $26.4 million and (ii) warrants exercisable for an aggregate of 5,176,065 shares of Common Stock. These warrants have an exercise price of $1.85 per share and are exercisable for a period of three years from June 18, 2004. The Company intends to register the shares of Common Stock underlying these warrants for resale, pursuant to the terms of a registration rights agreement by and among the Company and the holders of the Existing Senior Notes. The Company issued $29.0 million new 8% Secured Convertible Notes due in June 2007 (the "New Secured Notes"), pursuant to a note purchase agreement by and among the Company and the purchasers of the New Secured Notes, of which $25.2 million was used to finance the prepayment of the Existing Senior Notes. The New Secured Notes are convertible into shares of Common Stock at $1.85 per share, and mature on June 18, 2007. The Company intends to register the New Secured Notes and the shares of Common Stock underlying these notes for resale, pursuant to the terms of a registration rights agreement by and among the Company and the holders of the New Secured Notes.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (c)      Exhibits.

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
                 EXHIBIT NUMBER         DESCRIPTION
                 --------------         -----------
                 99.1                   Indenture for 6 3/4% Convertible Subordinated  Notes due 2009, dated as of June 18, 2004, by and between the Company and The Bank of
                                        New York, as Trustee.

                 99.2                   Global  Note, issued June 18, 2004, representing  $37,285,000 aggregate principal amount of 6 3/4% Convertible Subordinated Notes due 2009.

                 99.3                   Note Repurchase, Exchange and Termination Agreement, dated as of
                                        April 27, 2004, by and among the Company and the Noteholders (as such term is defined therein) (incorporated by reference from Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2004 (file no. 000-27127)).
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                                                                    Page 3 of 4


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
                 99.4                   2004 Warrant and Registration Rights Agreement, dated as of
                                        June 18, 2004, by and between the Company and U.S. Bank, as Warrant
                                        Agent.

                 99.5                   Global Warrant Certificate, issued June 18, 2004, representing
                                        5,176,065 shares of Common Stock.

                 99.6                   Note Purchase Agreement, dated as of June 18, 2004, by and among the Company and the Purchasers (as such term is defined therein).

                 99.7                   Indenture for 8% Secured Convertible Notes due 2007, dated as of
                                        June 18, 2004, by and among the Company, the Subsidiary Guarantors
                                        (as such term is defined therein) and The Bank of New York, as
                                        Trustee.

                 99.8                   Global Note, issued June 18, 2004, representing $29,000,000 aggregate principal amount of 8% Secured Convertible Notes due
                                        2007.

                 99.9                   Registration Rights Agreement, dated as of June 18, 2004, by and among the Company and the Initial Holders (as such term is defined therein).
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                                                                    Page 4 of 4


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 29, 2004            IBASIS, INC.


                               By:  /s/ RICHARD G. TENNANT
                                    ------------------------------------------
                                    Vice President, Finance and Administration
                                    And Chief Financial Officer
                                    (PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER)